FIRST AMENDMENT TO AGREEMENT TO
	SELL AND PURCHASE AND ESCROW INSTRUCTIONS


		THIS FIRST AMENDMENT TO AGREEMENT TO SELL AND PURCHASE AND ESCROW INSTRUCTIONS ("Amendment") is entered into as of April 9, 1997, by and between RCBT CALIFORNIA PROPERTIES, L.P., a California limited partnership
("Seller") and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Purchaser").

	RECITALS

A. 	Seller and Purchaser entered into that
certain Agreement to Sell and Purchase and Escrow
Instructions dated as of March 24, 1997 (the "Agreement") for the purchase and sale of certain real property located in the City of Los Angeles, County of Los Angeles, State of
California, as more particularly described therein.

B. 	Purchaser and Seller desire to amend the
terms of the Agreement by this Amendment.

C. 	All initially capitalized terms used herein
not otherwise defined shall have the meaning set forth in the Agreement.


	AGREEMENT

		For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree that the Agreement is hereby amended as follows:

1. 	Exhibits "E", "P" and "Q" of the Agreement
are hereby deleted and replaced with Exhibits "E", "P" and "Q" attached hereto.

2. 	The following new Section 5.4.13 is hereby
added to the Agreement:

			"5.4.13	At Closing, Purchaser shall
receive a credit against the Purchase Price in the amount of $68,383.21 for the rent concessions and other obligations of landlord under the Leases attributable to the period after the Closing, as set forth on Schedule 1 attached hereto."

3. 	The following new Section 5.4.14 is hereby
added to the Agreement:

			"5.4.14	At Closing, Purchaser shall
receive a credit against the Purchase Price in the amount of $9,980.00 for resolution of Purchaser's objections raised in its March 31, 1997 Document and Physical Review Disapproval Letter. Subject to receipt of such credit, all such objections shall be waived."

		4.	The last sentence of Section 9.4 of the
Agreement is hereby deleted and replaced with the following:

	"The obligations of Seller under the Seller's
Estoppel Certificates shall survive the Closing until December 30, 1997; provided, however, that if a tenant under a Seller's Estoppel Certificate subsequently delivers, and Purchaser reasonably approves, an Estoppel Certificate from any tenant which Seller has provided a Seller's Estoppel
Certificate, the Seller's Estoppel Certificate shall terminate and be of no force and effect."

		5.	The Agreement contemplated that the Purchaser
would execute the University Construction Contract prior to the Closing, subject to it being effective upon the Close of Escrow. The parties hereby acknowledge and agree that Seller executed the University Construction Contract and upon execution and delivery of the General Assignment, Purchaser shall assume and Seller shall be released of all obligations of "Owner" thereunder, including the payment for work commenced and/or completed prior to the Closing Date.

		6.	Except as amended by this Amendment, the
Agreement remains unamended and in full force and effect.



		IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


"SELLER"

RCBT CALIFORNIA PROPERTIES, L.P.,
a California limited partnership

By:	Edgar W. Barksdale, Jr., as
	Sub-Trustee of the RCBT California
	Trust, a Sub-Trust of the RCB Trust
	Company - Real Property Trust -
	Southport Financial - I, a Collective
	Trust, its general partner


	By:/s/ Eugene P. Markowski
	   Edgar W. Barksdale, Jr., by
	   Eugene P. Markowski, his
	   attorney-in-fact

"PURCHASER"

ARDEN REALTY LIMITED PARTNERSHIP,
a Maryland limited partnership

By:	Arden Realty, Inc., a Maryland
	corporation, its general partner


	By:/s/ Victor J. Coleman
 Name: Victor J. Coleman
 Its: President and COO